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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated June 7, 2001 included in this Form 11-K/A, into Mandalay Resort Group's previously filed Registration Statement File No. 33-18278 on Form S-8.

                      ARTHUR ANDERSEN LLP

Las Vegas, Nevada
June 28, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS